Exhibit 10.5

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) has been executed by and among the following Parties on this 8th day of May, 2017:

Party A:	Kutianxia (Beijing) Information Technology Ltd. (hereinafter “Pledgee”)
Address:	Room 2407, Bld 31, No.25, Yuetan North Street, Xicheng District, Beijing

Party B:	Rixue Li, ID number: 362201197406073879
Zhaohui Huang, ID Number:362201197407310629
(hereinafter “Pledgors”)

Party C:	Beijing Secoo Trading Limited
Address:	Room 2405, Bld 31, No.25, Yuetan North Street, Xicheng District, Beijing

In this Agreement, each of Pledgee, Pledgors and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas,

1.                                      Pledgors are the citizen of the People’s Republic of China (“China”), and hold 100% of the equity interest in Party C. Party C is a limited liability company registered in Beijing, China. Party C carries out the following business: trading of apparels, shoes, hats, accessories, daily necessities, furniture, communication devices, home appliances, electrical hardwares, crafts (excluding antiques), sports goods. Party C acknowledges the respective rights and obligations of Pledgors and Pledgee under this Agreement, and agrees to provide any necessary assistance in registering the Pledge;

2.                                      Pledgee is a wholly foreign owned enterprise registered in Beijing, China. Pledgee and Party C have executed an Exclusive Business Cooperation Agreement on the 8th day of May, 2017;

3.                                      To ensure that Pledgee collects all payments payable by Party C, including without limitation to the consulting and service fees, Pledgors hereby pledge all of the equity interests they hold in Party C as security for Party C’s payment of the consulting and service fees under the Exclusive Business Cooperation Agreement.

To perform the provisions of the Business Cooperation Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.                                      Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1                               “Pledge” shall refer to the security interest granted by Pledgors to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the transfer, auction or sales proceeds of the Equity Interest.

1.2                               “Equity Interest” shall refer to all of the 100% equity interest lawfully now held by Pledgors in Party C, 10% of which are held by Zhaohui Huang, 90% of which are held by Rixue Li.

1.3                               “Term of Pledge” shall refer to the term set forth in Section 3 of this Agreement.

1.4                               “Business Cooperation Agreement” shall refer to the Exclusive Business Cooperation Agreement executed by and between Pledgee and Party C on May 24, 2011.

1.5                               “Event of Default” shall refer to any of the circumstances set forth in Article 7 of this Agreement.

1.6                               “Notice of Default” shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.                                      The Pledge

As collateral security for the prompt and complete payment and performance  of any or all the payments payable by Party C, including without limitation the consulting and services fees payable to the Pledgee under the Business Cooperation Agreement, when they become due (whether at the specified date of maturity, by prepayment or otherwise), Pledgors hereby pledge to Pledgee the Equity Interest of Party C held by Pledgor.

3.                                      Term of Pledge

3.1                               The Pledge shall become effective as of the date when the pledge of the Equity Interest is registered with the local administration of industry and commerce (the “Registration Authority”). The Parties agree that, as of the date of this Agreement, Pledgors and Party A shall submit their application for pledge registration to the Registration Authority in accordance with the Measures on Share Pledge Registration with the Administration of Industry and Commerce.  The Parties also agree that within twenty (20) business days as of the Registration Authority officially commences the acceptance of equity pledge application, Pledgors and Party C shall complete the pledge registration procedure, obtain the pledge registration notice and completely and accurately register the Pledge of Equity Interest on the Pledge Registration Book of the Registration Authority.

3.2                               The Term of Pledge is 10 years, and such Term shall be extended to the same as the term of the Business Cooperation Agreement, which are secured by this Pledge, has been extended. During the Term of Pledge, in the event Party C fails to pay the exclusive consulting or service fees in accordance with the Business Cooperation Agreement, Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

4.                                      Custody of Records for Equity Interest

4.1                               During the Term of Pledge set forth in this Agreement, Pledgors shall deliver to Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge within one week from the execution of this Agreement. Pledgee shall have custody of such items during the entire Term of Pledge set forth in this Agreement.

4.2                               Pledgee shall have the right to collect dividends generated by the Equity Interest during the Term of Pledge.

5.                                      Representations and Warranties of Pledgors

5.1                               Pledgors are the sole legal and beneficial owner of the Equity Interest.

5.2                               Except for the Pledge, Pledgors have not placed any security interest or other encumbrance on the Equity Interest.

6.                                      Covenants and Further Agreements of Pledgors

6.1                               Pledgors hereby covenant to the Pledgee, that during the term of this Agreement, Pledgors shall:

6.1.1                     not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance that may affect the Pledgee’s rights and interests in the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement executed by Pledgors, Pledgee and Party C on May 24, 2011;

6.1.2                     promptly notify Pledgee of any event or notice received by Pledgors that may have an impact on Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.2                               Pledgors agree that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgors or any heirs or representatives of Pledgors or any other persons through any legal proceedings.

6.3                               Pledgors hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgors shall indemnify Pledgee for all losses resulting therefrom.

7.                                      Event of Breach

7.1                               Any of the following circumstances shall be deemed an Event of Default:

7.1.1                     Party C fails to pay in full any of the consulting and service fees payable under the Business Cooperation Agreement or breaches any other obligations of Party C thereunder;

7.1.2                     Any representation or warranty by Pledgor in Article 5 of this Agreement contains material misrepresentations or errors, and/or Pledgors violate any of the warranties in Article 5 of this Agreement;

7.1.3                     Pledgor and Party C fail to complete the registration of the Pledge with Registration Authority in accordance with Article 3.1;

7.1.4                     Pledgor and Party C breach any provisions of this Agreement;

7.1.5                     Except as expressly stipulated in Section 6.1.1, Pledgors transfer or purport to transfer or abandons the Equity Interest pledged or assigns the Equity Interest pledged without the written consent of Pledgee;

7.1.6                     Any of Pledgors’ own loans, guarantees, indemnifications, promises or other debt liabilities to any third party or parties (i) become subject to a demand of early repayment or performance due to default on the part of Pledgors; or (ii) become due but can not be repaid or performed in a timely manner;

7.1.7                     Any approval, license, permit or authorization of government authorities that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

7.1.8                     The promulgation of applicable laws renders this Agreement illegal or renders it impossible for Pledgors to continue to perform their obligations under this Agreement;

7.1.9                     Adverse changes in properties owned by Pledgors, which lead Pledgee to believe that that Pledgors’ ability to perform its obligations under this Agreement has been affected;

7.1.10              The successor or custodian of Party C is capable of only partially performing or refuses to perform the payment obligations under the Business Cooperation Agreement; and

7.1.11              Any other circumstances occur where Pledgee is or may become unable to exercise its right with respect to the Pledge.

7.2                               Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1,

Pledgors shall immediately notify Pledgee in writing accordingly.

7.3                               Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction, Pledgee may issue a Notice of Default to Pledgors in writing upon the occurrence of the Event of Default or at any time thereafter and demand that Pledgors immediately pay all outstanding payments due under the Business Cooperation Agreement, and/or dispose of the Pledge in accordance with the provisions of Article 8 of this Agreement.

8.                                      Exercise of Pledge

8.1                               Prior to the full payment of the consulting and service fees described in the Business Cooperation Agreement, without the Pledgee’s written consent, Pledgors shall not assign the Pledge or the Equity Interest in Party C.

8.2                               Pledgee may issue a Notice of Default to Pledgors when exercising the Pledge.

8.3                               Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 7.2 or at any time after the issuance of the Notice of Default.

8.4                               Pledgee is entitled to be compensated on a preferential basis with the transfer, auction or sales proceeds of the Equity Interest pledged hereunder, until the day all outstanding payments due under the Business Cooperation Agreement and all other payments payable to Pledgee is fully repaid.

8.5                               When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgors and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.                                      Assignment

9.1                               Without Pledgee’s prior written consent, Pledgors shall not have the right to assign or delegate its rights and obligations under this Agreement.

9.2                               This Agreement shall be binding on Pledgors and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3                               At any time, Pledgee may assign any and all of its rights and obligations under the Business Cooperation Agreement to its designee(s) (being (a) natural/legal person(s)), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Business Cooperation Agreement, upon Pledgee’s request, Pledgors shall execute relevant agreements or other documents relating to such assignment.

9.4                               In the event of a change in Pledgee due to an assignment, Pledgors shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement.

9.5                               Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Exclusive Option Agreement and the Power of Attorney Agreement granted to Pledgee, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgors except in accordance with the written instructions of Pledgee.

10.                               Termination

Upon the full payment of the consulting and service fees under the Business Cooperation Agreement and upon termination of Party C’s obligations under the Business Cooperation Agreement, this Agreement shall be terminated, and Pledgee shall then terminate this Agreement as soon as reasonably practicable.

11.                               Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C. If Applicable Laws requires that Pledgee should bear some related taxes and fees, Pledgors shall cause Party C to fully repay Pledgee the paid taxes and fees.

12.                               Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without the written consent of other Parties, it shall not disclose any relevant information to any third parties, except under the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties provided in this section. Disclosure of any confidential information by the staff or agencies hired by any Party shall be deemed to be disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

13.                               Governing Law and Resolution of Disputes

13.1                        The execution, effectiveness, construction, performance, and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

13.2                       In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall first negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be held in Beijing, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on all Parties.

13.3                       Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.                               Notices

14.1                        All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered by hand or sent by prepaid registered mail, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1              In the case of notices given by personal delivery, by courier service or by prepaid registered mail, notice shall be deemed to have been effectively given on the date of delivery or refusal to accept delivery at the address specified for notices.

14.1.2              In the case notices given by facsimile transmission, notice shall be deemed to have been effectively given on the date of such successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2                        For the purpose of notices, the addresses of the Parties are as follows:

Party A:

Address:                 Room 2407, Bld 31, No.25, Yuetan North Street, Xicheng District, Beijing

Attn:                                    Rixue Li

Party B:

Address:  Room 2405, Bld 31, No.25, Yuetan North Street, Xicheng District, Beijing

Party C:

Address:                 Room 2405, Bld 31, No.25, Yuetan North Street, Xicheng District, Beijing

Attn:                                    Rixue Li

14.3                        Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.                               Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or prejudiced in any respect. The Parties shall negotiate in good faith to try to replace such invalid, illegal or unenforceable provisions with effective provisions to the maximum extent permitted by law and reflecting the intentions of the Parties, provided that the economic effect of such effective provisions is as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.                               Attachments

The attachments set forth herein shall be an integral part of this Agreement.

17.                               Effectiveness

17.1                        This Agreement shall become effective upon the date hereof. Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental registration procedures (if applicable) after the affixation of the signatures or seals of the Parties.

17.2                        This Agreement is written in Chinese in four copies. Pledgors, Pledgee and Party C shall hold one copy respectively. Each copy of this Agreement shall have equal validity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Share Pledge Agreement as of the date first above written.

Party A:	Kutianxia (Beijing) Information Technology Ltd.
(Company Seal)

By:	/s/ Rixue Li
Name:	Rixue Li
Title:	Legal Representative

Party B:

Rixue Li

By:	/s/ Rixue Li
Name:	Rixue Li

Zhaohui Huang

By:	/s/ Zhaohui Huang
Name:	Zhaohui Huang

Party C:	Beijing Secoo Trading Limited
(Company Seal)

By:	/s/ Rixue Li
Name:	Rixue Li
Title:	Legal Representative

Attachments:

1.                                      Capital Contribution Certificate

2                                          Shareholders’ register of Beijing Secoo Trading Limited

Attachment 1

Capital Contribution Certificate

It is hereby certified that Rixue Li (ID Card No.: 362201197406073879) has contributed Renminbi 1,800,000 to hold 90% of the equity interest of Beijing Secoo Trading Limited, and such 90% equity interest has been pledged to Kutianxia (Beijing) Information Technology Ltd..

Company: Beijing Secoo Trading Limited
(Company Seal)

By:	/s/ Rixue Li
Name:	Rixue Li
Title:	Legal Representative
Date:	May 8, 2017

Attachment 1

Capital Contribution Certificate

It is hereby certified that Zhaohui Huang (ID Card No.: 362201197407310629) has contributed Renminbi 200,000 to hold 10% of the equity interest of Beijing Secoo Trading Limited, and such 10% equity interest has been pledged to Kutianxia (Beijing) Information Technology Ltd..

Company: Beijing Secoo Trading Limited
(Company Seal)

By:	/s/ Rixue Li
Name:	Rixue Li
Title:	Legal Representative
Date:	May 8, 2017

Attachment 2

Shareholders’ Register of Beijing Secoo Trading Limited

Name of Shareholder	ID Card No.	Capital Contribution		Percentage of Contribution	Share Pledge
Rixue Li	362201197406073879	RMB	1,800,000	90%	90% equity interests held by Rixue Li are pledged in favor of Kutianxia (Beijing) Information Technology Ltd..
Zhaohui Huang	362201197407310629	RMB	200,000	10%	10% equity interests held by Zhaohui Huang are pledged in favor of Kutianxia (Beijing) Information Technology Ltd..

Company: Beijing Secoo Trading Limited
(Company Seal)

By:	/s/ Rixue Li
Name:	Rixue Li
Title:	Legal Representative

Shareholder: Rixue Li

By:	/s/ Rixue Li

Shareholder: Zhaohui Huang

By:	/s/ Zhaohui Huang

Date: May 8, 2017